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                                                                      EXHIBIT 21

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             SUBSIDIARIES OF QUANEX CORPORATION               JURISDICTION OF INCORPORATION
             ----------------------------------               -----------------------------
Michigan Seamless Tube Company..............................  Delaware
Piper Impact, Inc...........................................  Delaware
Quanex Metals, Inc..........................................  Delaware
Nichols-Homeshield, Inc.....................................  Delaware
Quanex Bar, Inc.............................................  Delaware
Quanex Steel, Inc...........................................  Delaware
Quanex Health Management Company, Inc.......................  Delaware
Quanex Manufacturing, Inc...................................  Delaware
Quanex Solutions, Inc.......................................  Delaware
Quanex Enterprises, Inc.....................................  Delaware
Quanex Technologies, Inc....................................  Delaware
Quanex Foreign Sales Corporation............................  U.S. Virgin Islands
Piper Impact Europe B.V.....................................  Netherlands
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